UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 15, 2015

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2015, RealNetworks, Inc. announced that Marjorie O. Thomas will replace Tim Wan as Chief Financial Officer of the company effective February 4, 2015. Mr. Wan notified the company of his resignation as Chief Financial Officer as a result of his relocation to California.

Ms. Thomas most recently served as Vice President of Corporate Finance and Treasurer for Intuit Inc., from April 2011 to August 2014. She had previously served as Senior Vice President, Finance, Corporate Controller at Sony Electronics Inc., from 2006 to March 2011, and, since 1986, held several positions within the finance department of Hewlett-Packard Company. Ms. Thomas holds a Bachelor of Arts degree in accounting from Boise State University.
In conjunction with her appointment, the Compensation Committee of the Board of Directors of RealNetworks approved certain compensatory arrangements for Ms. Thomas. Specifically, the Compensation Committee approved (i) an annual base salary of $325,000, (ii) a target annual bonus opportunity equal to 75% of her base salary based on the achievement of certain pre‑established goals determined by the Compensation Committee, (iii) a one-time sign-on bonus of $100,000, subject to repayment by Ms. Thomas in the event that she voluntarily resigns from the company within 18 months, and (iv) severance benefits of 12 months’ base salary and prorated bonus in the event that Ms. Thomas is terminated without cause or resigns for good reason. In addition, within ten days of the commencement of her employment with the company, the Compensation Committee will approve an award of stock options to acquire 200,000 shares of RealNetworks common stock, which will be scheduled to vest over four years, with 25% vesting one year from the commencement of her employment and 12.5% to vest every six months thereafter, subject to Ms. Thomas’ continued service to the company. The equity award will be granted pursuant to the company’s 2005 Stock Incentive Plan and the standard form of agreement thereunder.
RealNetworks and Ms. Thomas also entered into a change in control severance agreement providing for certain severance benefits whereby in the event the company terminates her employment without cause in connection with a change in control of the company, and subject to certain other provisions set forth in the agreement, she will be entitled to receive 150% of her then-current standard severance-related compensation plus acceleration of vesting by one year of any of her unvested non-performance based equity.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Pursuant to the rules and regulations of the SEC, the attached exhibits are deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

99.1	Press Release of RealNetworks, Inc. dated January 15, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Secretary
Dated: January 15, 2015

EXHIBIT INDEX

Exhibit No.
99.1	Press Release of RealNetworks, Inc. dated January 15, 2015.